Exhibit 10.1

WAIVER AND AGREEMENT

THIS WAIVER AND AGREEMENT, dated as of June 29, 2020 (this “Agreement”), by and between BLACK CACTUS GLOBAL, INC., a Florida corporation (“BLGI”), and Charteris, Mackie, Baillie and Cummins Limited, a company incorporated under the laws of England and Wales (“CMBC”).

Reference is made to that certain Software License Agreement by and between BLGI and CMBC, dated as of August 24, 2019 (the “CMBC License Agreement”) and that certain Assignment Agreement by and between BLGI and CMBC, dated as of November 15, 2019 (the “Benchmark Assignment”). Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the CMBC License Agreement.

RECITALS

WHEREAS, BLGI and CMBC desire to close the transactions contemplated in each of the CMBC License Agreement and the Benchmark Assignment (the “Closings”); and

WHEREAS, as a condition to the consummation of the Closings, Section 3.1(c) of the CMBC License Agreement contemplates the issuance to CMBC or its designated assigns of shares of the BLGI’s common stock, $0.0001 par value per share (the “Common Stock”) equal to 60% of the issued share capital of BLGI; and

WHEREAS, Section 5.1 of the CMBC License Agreement contemplates certain conditions to the consummation of the Closings particularly described herein that have not and will not be completed or satisfied by the date of the Closings (the “Closing Date”); and

WHEREAS, Section 5.1 of the CMBC License Agreement further permits said conditions to be waived by CMBC and BGLI; and

WHEREAS, Section 2.1 of the Benchmark Assignment contemplates certain conditions to the consummation of the Closings that have not and will not be completed or satisfied by the Closing Date;

WHEREAS, Section 2.1 of the Benchmark Assignment further permits said conditions to be waived by CMBC and BGLI; and

WHEREAS, BLGI has requested that CMBC waive, and CMBC has agreed to waive, said conditions, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

SECTION 1. Issuance of Common Stock. On and subject to the conditions set forth in this Agreement, BLGI will issue to CMBC, as consideration for the licenses provided under the CMBC License Agreement and in satisfaction of its payment obligations under Section 3.1(c) of the CMBC License Agreement, 249,109,944 restricted shares of Common Stock to Black Cactus Holdings LLC, the designee of CMBC, by the issuance of two certificates each in the name of “Black Cactus Holdings LLC”, as follows: (i) one certificate representing 174,109,944 shares of Common Stock, which shall be issued and delivered to Black Cactus Holdings LLC, and (ii) one certificate representing 75,000,000 shares of Common Stock (the “Escrowed Certificate”), which shall be issued to Black Cactus Holdings LLC and shall be held in escrow by BLGI until such time as all of the following shares of Common Stock have been cancelled on the certified shareholder records of BLGI or as otherwise provided below (the “Cancellable Shares”):

Shareholder Name	Number of Shares	Issue Date
Sai Krishna Para	12,500,000	10/30/18
Venkata Ramesh Para	12,500,000	10/30/18
Dr. Pruthvnayh Kancherla	12,500,000	10/30/18
Dr. Ravindranath Kancherla	12,500,000	10/30/18

During the period that the Escrowed Certificate is held in escrow by BLGI, Black Cactus Holdings LLC shall have all rights of ownership of the shares of Common Stock represented thereby, including, without limitation, the right to vote such shares of Common Stock and to receive any dividends or other distributions thereon; provided, that promptly after the date upon which the Cancellable Shares have all been cancelled, the Escrowed Certificate and all 75,000,000 shares represented thereby shall also be cancelled. In the event that all of the the Cancellable Shares have not been cancelled on or before July 9, 2021, the Company shall release to Black Cactus Holdings LLC one and one-half (1.5) shares of Common Stock represented by the Escrowed Certificate for each Cancellable Share that has not been cancelled by such date and any remaining shares of Common Stock represented by the Escrowed Certificate shall be cancelled, provided that that no fractional shares shall be released but, instead, the number of shares of Common Stock released shall be rounded up to the nearest whole number of shares.

SECTION 2. Waivers. Effective as of the date hereof, each of CMBC and BLGI, as applicable, hereby waives the following conditions (collectively, the “Waived Conditions”):

(a)        The resignation of all current members of the board of directors of BLGI, as required under Section 5.1(a) of the CMBC License Agreement and Section 2.1(a) of the Benchmark Assignment, to the extent that Jeremy Towning will continue to serve as a director on BLGI’s board of directors following the Closing;

(b)        The resignation of all current officers of BLGI, as required under Section 5.1(b) of the CMBC License Agreement and Section 2.1(b) of the Benchmark Assignment, to the extent that Jeremy Towning will continue to serve as Chief Financial Officer of BLGI following the Closing;

(c)        Proof satisfactory to CMBC that a fair resolution in writing has been entered into with Jeremy Sparrow, as required under Section 5.1(c) of the CMBC License Agreement;

(d)        Proof satisfactory to CBMC that a fair resolution in writing has been entered into with Anders Forsberg, as required under Section 5.1(d) of the CMBC License Agreement;

(e)        Proof satisfactory to CBMC that a fair resolution in writing has been entered into with Harpreet Sangha, his family and his known associates for the cancellation of the shares of BLGI owned by them, as required under Section 5.1(e) of the CMBC License Agreement and Section 2.1(c) of the Benchmark Assignment;

(f)        CMBC’s satisfaction with the possibility of lifting the Cease Trade Order issued by the British Columbia Securities Commission in connection with the shares of BLGI as required under Section 5.1(f) of the CMBC License Agreement and Section 2.1(d) of the Benchmark Assignment;

(g)        Arrangements satisfactory to CMBC related to resolution of claims by BitReturn for the removal of $350,000 claimed outstanding by BLGI under the terms of a Definitive Acquisition Agreement between BLGI and BitReturn, as required under Section 5.1(g) of the CMBC License Agreement;

(h)        Proof satisfactory to CMBC that arrangements have been made with the majority shareholder of BLGI for its repayment of $169,729 to BLGI, as required under Section 5.1(h) of the CMBC License Agreement;

(i)        Except for the filing of all delinquent periodic filings by BLGI with the Securities Exchange Commission, proof satisfactory to CMBC that all necessary steps have commenced to bring all of BLGI’s filings with the appropriate Regulatory Authority up to date, as required under Section 5.1(i) of the CMBC License Agreement and Section 2.1(e) of the Benchmark Assignment; and

(j)        BLGI’s having a written agreement with Bellridge Capital LP to provide a line of credit to BLGI in an amount up to $5,000,000 on terms acceptable to CMBC, as required under Section 5.1(j) of the CMBC License Agreement, and, as further required under Section 2.1(f) of the Benchmark Assignment, Bellridge Capital LP’s having advanced $250,000 under said line of credit to CMBC on behalf of BLGI.

SECTION 3. Representations and Warranties. Each party hereto hereby represents and warrants to the other party that, on and as of the date hereof:

(a)        this Agreement has been duly executed and delivered by it, and this Agreement, the CMBC License Agreement and the Benchmark Assignment constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(b)        its representations and warranties contained in the CMBC License Agreement and the Benchmark Assignment are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Agreement), except to the extent such representations or warranties expressly relate only to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

SECTION 4. Miscellaneous.

(a)        This Agreement may be amended, modified, terminated or waived only as provided in Section 9.8 of the CMBC License Agreement.

(b)        Except as expressly modified as contemplated hereby, each of the CMBC License Agreement and Benchmark Assignment is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Agreement is intended by the parties to constitute a waiver of, and otherwise to constitute a continuation of, the CMBC License Agreement and Benchmark Agreement, as applicable, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.

(c)        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under each of the CMBC License Agreement and the Benchmark Assignment.

(d)        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

(e)        The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(f)        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULRES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(g)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, CMBC LICENSE AGREEMENT OR THE BENCHMARK ASSIGNMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

BLACK CACTUS GLOBAL, INC.

By:       /s/ Lawrence P. Cummins

Name: Lawrence P. Cummins

Title: Chief Executive Officer

CHARTERIS, MACKIE, BAILLIE & CUMMINS LIMITED

By:       /s/ Lawrence P. Cummins

Name: Lawrence P. Cummins

Title: Director

[Signature Page to Waiver and Agreement]